Exhibit 99.1

STIFEL FINANCIAL CORP. ANNOUNCES COMPLETION OF INITIAL PHASE UNDER THE ACQUISITION AGREEMENT WITH UBS FINANCIAL SERVICES INC.

ST. LOUIS, MO—May 11, 2009. Stifel Financial Corp. (NYSE:SF) (“Stifel”) announced today that it anticipates its principal operating subsidiary, Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”), will acquire 55 branches from UBS Financial Services Inc. (“UBS”) pursuant to its previously announced agreement to acquire certain UBS Wealth Management Americas branches.

The 55 branch offices that Stifel Nicolaus expects to acquire are located in 24 states throughout the country. These branch offices have approximately $15 billion in assets under management, including $213 million in Reg U and Reg T loans and $1.8 billion in money market and FDIC insured balances. In 2008, these branches generated estimated total revenue of approximately $120 million, including approximately $102 million in compensable Financial Advisor revenue. In connection with this transaction, approximately 320 of the 340 UBS Financial Advisors based at these locations have signed written commitments to join Stifel Nicolaus, representing approximately 97% of the 2008 compensable Financial Advisor revenue within these 55 branches.

Stifel Chairman and Chief Executive Officer, Ronald J. Kruszewski, commented, “The response to the Stifel opportunity has been outstanding and validates Stifel’s and UBS’s rationale for entering into this transaction. We look forward to welcoming the UBS advisors from these branches to the Stifel family.”

As previously disclosed, the acquisition is expected to be accretive to Stifel’s earnings in the first year and is expected to close in two or more closings to be completed during the third quarter of 2009.

The agreement contains certain customary representations, warranties and covenants on the part of Stifel Nicolaus and UBS. The consummation of the transaction is subject to a number of customary closing conditions and the approval of all required governmental and other regulatory entities.

About Stifel Financial

Stifel operates 237 offices in 35 states and the District of Columbia through its principal subsidiary, Stifel Nicolaus, and 3 European offices through Stifel Nicolaus Limited. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, commercial and retail banking and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. To learn more about Stifel, please visit the company's web site at www.stifel.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate the acquired companies or to complete the acquisition of the branch offices and financial advisors as part of the our transaction with UBS; a material adverse change in the financial condition; the risk of borrower, depositor and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel with the Securities and Exchange Commission. Forward-looking statements speak only as to the date they are made. Stifel does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Stifel disclaims any intent or obligation to update these forward-looking statements.

# # #

For further information, contact:  James M. Zemlyak, Chief Financial Officer, (314) 342-2228.